EXHIBIT 99.1




FOR IMMEDIATE RELEASE                                          October 28, 2003

Contact: Amy L. Timmerman, AVP, Investor Relations - 781-221-6396 John A. Simas, EVP and CFO - 781-221-6307
           FAX: 781 221-7594

BOSTONFED BANCORP, INC. ANNOUNCES COMPLETION OF THE ACQUISITION AND ASSUMPTION OF SEVEN BRANCH OFFICES OF ENCORE BANK

Burlington, MA - BostonFed Bancorp, Inc. (AMEX - BFD) (the "Company"), the parent of Boston Federal Savings Bank, ("BFSB"), a federally-chartered stock savings bank, and Broadway National Bank, a national chartered commercial bank, announced today that BFSB completed the acquisition and assumption of seven branch offices from Encore Bank located in Belmont, Lexington, Needham, Newton, Sudbury, Wellesley and Woburn, Massachusetts. The transaction was completed as of the close of business on October 24, 2003 and the conversion of accounts was completed prior to opening for business on October 27. 2003. Encore Bank's former Lexington Office was consolidated into BFSB's Lexington Office, which is a few hundred feet away.

This press release may contain statements that are not historical facts and are considered forward-looking statements within the meaning of the federal securities laws. These statements are based on management's beliefs and on assumptions made by, and information currently available to, management. You should not rely on forward-looking statements because the Company's actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, changes in legislation, prevailing interest rates and changes in economic conditions. The Company cautions you that, while forward-looking statements reflect its good faith beliefs when the Company makes them, they are not guarantees of future performance and are impacted by actual events when they occur after the Company makes such statements.